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                                                                   EXHIBIT 4.1


                          PEREGRINE SYSTEMS, INC.
                       REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made as of April 2, 1999, by and among Peregrine Systems, Inc., a Delaware corporation (the "Company"), and RL Investment Limited, a company incorporated in Guernsey (the "Stockholder"). The Stockholder has received shares of the Company's Common Stock, $.001 par value per share (the "Company Common Stock"), in connection with the purchase of all of the outstanding share capital of F.Print UK Limited, a company registered in England and Wales ("F.Print"), by the Company pursuant to the Share Acquisition Agreement dated as of April __, 1999 (the "Acquisition Agreement").

1.       DEFINITIONS.  As used in this Agreement:

(a) "Effective Time" means the 30th day after the date the Company files its Annual Report on Form 10-K for the year ending March 31, 1999.

(b) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(c) "Holder" means: (i) the Stockholder or the Escrow Agent (as defined in the Acquisition Agreement), or (iii) a transferee to whom registration rights granted under this Agreement are assigned pursuant to
Section 8 of this Agreement.

(d) "Registrable Securities" means for all Holders the number of shares of the Company Common Stock issued to the Stockholder pursuant to the Acquisition Agreement and for each Holder, the sum of all Registrable Securities held by it; PROVIDED, HOWEVER, that such shares of the Company Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in a Registration Statement under the Securities Act or (ii) they are otherwise available for resale under Rule 144 of the Securities Act.

(e)               "Securities Act" means the United States Securities Act of
1933, as amended.

(f)               "SEC" means the United States Securities and Exchange
Commission.

(g) Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

2.       HOLDER REGISTRATION.

(a) In case the Company shall receive from a Holder or Holders who own not less than a majority of the then outstanding Registrable Securities, a written request that the Company effect any registration under the Securities Act, the Company shall (i) promptly give written notice of the proposed registration to all other Holders; and (ii) use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request,

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together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after receipt of such written notice from the Company. In connection with such registration, the Company shall prepare and file with the SEC within twenty-one (21) days following the date of receipt of the initial request (which may not be submitted prior to the Effective Time) a registration statement in such form as is then available under the Securities Act covering that number of Registrable Securities as may be requested in writing by the Holders; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement to register the Registrable Securities held by each such Holder.
The offering made pursuant to such registration shall not be underwritten.
The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2(a) after one year from the date of this Agreement.

(b) The Company shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of forty-five (45) days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

3.       UNDERWRITTEN SALE.

(a) On or before the Effective Time, the Company may determine to provide for the firmly underwritten sale of the Company Common Stock for its own account and/or the account of other stockholders, and in connection with such determination, shall file on or before the 45th day after the Effective Time with the SEC a registration statement to register such Common Stock (an "Underwritten Sale"). In the event of such determination, the Company will promptly give to each Holder written notice thereof, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their notice to the Company, subject, however, to the marketing limitation set forth in

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Section 3(b) below. An Underwritten Sale, including the form of underwriting agreement to be entered into by the Company, the underwriter(s) and any selling stockholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by the Company in its sole discretion.

(b)               The right of any Holder to registration pursuant to this
Section 3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with the Company and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this
Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in the Underwritten Sale, allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders. To facilitate the allocation of shares in accordance with the above provision, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c) The completion by the Company of an Underwritten Sale in accordance with the provisions of this Section 3 shall be in lieu of the registration requirements under Section 2 above and shall relieve the Company of its obligation under Section 2, provided that the registration statement for the Underwritten Sale has been filed on or before the 45th day after the Effective Time. In addition, any withdrawal from or failure to participate in the Underwritten Sale by a Holder or Holders (with respect to all or any part of the Registrable Securities) shall also relieve the Company of its obligations under Section 2. However, if the managing underwriter limits the Registrable Securities to be included in such registration in accordance with
Section 3(b) above, then the registration requirements under Section 2 above shall be reinstated as to (i) the Registrable Securities not included in the Underwritten Sale and (ii) any Registrable Securities which a Holder or Holders did not elect to include in the Underwritten Sale.

4. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 hereof, the Company may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if the Company shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because the Company, in its reasonable judgment, has determined that such sales would require public disclosure by the Company of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by the Company, the Company shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of the Company to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed thirty (30) days, and may not be exercised by the Company more than once for the registration under Section 2. Any such delay shall result in a corresponding extension of the period of time that the Company is required to maintain the effectiveness of the registration statement under Section 2.

5. EXPENSES. All of the out-of-pocket third party expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer

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agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants and a single counsel for all of the Holders, shall be paid: (i) in respect of a registration under Section 2, one-half by the Company and one-half by the Holders in the proportion of the Registrable Securities included in such registration; and (ii) in respect of an Underwritten Sale under Section 3, by the Company. Underwriting discounts and commissions shall be paid by the Holders.

6. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

(a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to a Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder or underwriter, respectively, and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written

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information furnished to the Company by an instrument duly executed by such
Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)               The obligations of the Company and each Holder under this
Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

(e) Notwithstanding the foregoing, to the extent the provisions of this Section 6 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Agreement, the terms of such agreement shall govern and shall supersede the provisions of this Agreement.

(f) If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Parties on the one hand and the Indemnified Party or Parties on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holders on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

(g) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by

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an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Party who was not guilty of such fraudulent misrepresentation.

(h)               The indemnity and contribution agreements contained in this
Section 6 will be in addition to any liability that the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above.

7.       REPORTS UNDER EXCHANGE ACT. Company agrees to:

(a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(b) furnish to each Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and (ii) a copy of the most recent annual or quarterly report of the Company.

8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee of Registrable Securities only if: (a) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act; and (c) such assignment includes all of the Registrable Securities originally issued to the transferee, or such lesser amount if not less than 10,000 shares of Registrable Securities; PROVIDED, HOWEVER, that such 10,000 share limitation shall not apply to transfers by a Holder to shareholders, partners, retired partners of the Holder (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by right, will, or intestate succession) or beneficiaries of any trusts which are shareholders of a Holder if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement.

9. ESCROW SHARES. Shares of the Company Common Stock which are subject to the Escrow in accordance with Article VII of the Acquisition Agreement are eligible for inclusion as Registrable Securities hereunder, but only to the extent that the Holder agrees to remit all proceeds resulting from the sale of such shares (net of any underwriting discounts or commissions) to the Escrow Agent as substitute collateral.

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10.     AMENDMENT OF REGISTRATION RIGHTS. This Agreement may be amended at any time upon the written consent of the Holders of a majority of the outstanding Registrable Securities and the Company.

11. COUNTERPART SIGNATURES. This Agreement may be executed in counterparts, all of which together shall constitute a single agreement.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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         In witness whereof the parties have signed this Agreement on the day and year first above written.

                                       "COMPANY"

                                       PEREGRINE SYSTEMS, INC.

                                       By:           /s/  Richard T. Nelson
                                                    --------------------------
                                       Name:              Richard T. Nelson
                                                    --------------------------
                                       Title:             Vice President
                                                    --------------------------

                                       "STOCKHOLDER"

                                       RL INVESTMENT LIMITED

                                       By:           /s/  M.E. Gill
                                                    --------------------------
                                       Name:              M.E. Gill - Director
                                                    --------------------------
                                       Address:           Anson Court
                                                    --------------------------
                                                          St. Martin
                                                    --------------------------
                                                          Guernsey



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


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